UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8—Other Events

Item 8.01.    Other Events.

On May 4, 2017, the Registrant announced that its Board of Directors declared a two-for-one stock split of its issued Common Stock, to be effected in the form of a stock dividend.  Stockholders of record at the close of business on May 15, 2017 will be issued one additional share of Common Stock of the Registrant for each share of Common Stock of the Registrant held by such stockholders on that date.  Such additional shares of Common Stock of the Registrant will be distributed on May 26, 2017.  The Registrant also announced on May 4, 2017 that its Board of Directors declared a post-split quarterly cash dividend on its Common Stock of $0.09 per share, payable on June 15, 2017 to the holders of record of Common Stock of the Registrant on June 1, 2017.  For additional information regarding these announcements, refer to Exhibit 99.1 filed with this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release dated May 4, 2017 announcing the approval of a two-for-one stock split and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:  /s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
  and Secretary

Date:  May 4, 2017

INDEX TO EXHIBITS

Exhibit No.                    Description

99.1	Press Release dated May 4, 2017 announcing the approval of a two-for-one stock split and the declaration of a quarterly cash dividend.

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